As filed with the Securities and Exchange Commission on November 19, 2015
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

Comerica Incorporated
(Exact name of registrant as specified in its charter)
___________________________

Delaware	38-1998421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
(214) 462-6831
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
___________________________

John D. Buchanan
Executive Vice President
Comerica Incorporated
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
(214) 462-6831
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________
Copies to:
Edward S. Best
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600
 ___________________________

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee
Common Stock (3)	(1)(2)
Preferred Stock (4)
Depositary Shares (5)
Debt Securities (6)
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities
Stock Purchase Contracts
Stock Purchase Units (7)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)
An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r).

(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3)
Also includes the presently indeterminate number of shares of common stock as may be issued by Comerica Incorporated (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common stock, (b) upon exercise of warrants to purchase common stock or (c) pursuant to stock purchase contracts.

(4)
Also includes the presently indeterminate number of shares of preferred stock as may be issued by Comerica Incorporated (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred stock, (b) upon exercise of warrants to purchase preferred stock or (c) pursuant to stock purchase contracts.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a shares of common or preferred stock.

(6)	Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.

(7)	Each stock purchase unit consists of (a) a stock purchase contract and (b) a beneficial interest in debt securities or debt obligations of third parties.

PROSPECTUS
Comerica Incorporated
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants to Purchase Common Stock, Preferred Stock and Debt Securities
Stock Purchase Contracts
Stock Purchase Units

The securities listed above may be offered and sold from time to time by Comerica, and also may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. Comerica will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.
Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in these securities involves risks. See “Risk Factors” on page 5 of this prospectus and on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents that Comerica subsequently files with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.
These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
November 19, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	3
COMERICA INCORPORATED	5
RISK FACTORS	5
USE OF PROCEEDS	5
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK	21
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES	23
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	24
PLAN OF DISTRIBUTION	24
ERISA CONSIDERATIONS	26
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	28
You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Comerica has not authorized anyone else to provide you with different information. Comerica is offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Comerica's business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, unless the context requires otherwise, references to “Comerica,”, “we,” “us” or “our” are to Comerica Incorporated and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement (the “Registration Statement”) that Comerica filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings. This prospectus provides you with a general description of the securities Comerica may offer. Each time Comerica sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the Registration Statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that such agreement or document be filed as an exhibit to the Registration Statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica's expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. Words such as "anticipates," "believes," "contemplates," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "opportunity," "initiative," "outcome," "continue," "remain," "maintain," "on course," "trend," "objective," "looks forward," "projects," "models," and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed.
Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; changes in regulation or oversight; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, including the energy industry; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; factors impacting noninterest expenses which are beyond Comerica's control; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; changes in Comerica's credit rating; unfavorable developments concerning credit quality; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica's filings with the SEC. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except as required by law. For any forward-looking statements made in this prospectus or the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

COMERICA INCORPORATED
Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas. Based on total assets as reported in the most recently filed Consolidated Financial Statements for Bank Holding Companies (FR Y-9C), it was among the 25 largest commercial United States (“U.S.”) financial holding companies. Comerica Incorporated was formed in 1973 to acquire the outstanding common stock of Comerica Bank, which at such time was a Michigan banking corporation and one of Michigan's oldest banks (formerly Comerica Bank-Detroit). As of September 30, 2015, Comerica Incorporated owned directly or indirectly all the outstanding common stock of 2 banking and 43 non-banking subsidiaries. At September 30, 2015, Comerica Incorporated had total assets of approximately $71.0 billion, total deposits of approximately $58.8 billion, total loans (net of unearned income) of approximately $48.9 billion and shareholders' equity of approximately $7.6 billion.
Comerica's principal executive office is at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.
RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS
Comerica intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement.
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	11.69x	12.42x	10.73x	9.53x	7.44x	4.10x
Including interest on deposits	7.75x	8.21x	6.81x	5.78x	4.25x	2.55x
Consolidated ratio of earnings to combined fixed charges and preferred dividends:
Excluding interest on deposits	11.69x	12.42x	10.73x	9.53x	7.44x	1.79x
Including interest on deposits	7.75x	8.21x	6.81x	5.78x	4.25x	1.55x
_____________________________________________
For purposes of computing these ratios, earnings represent income before income taxes and fixed charges, and after interest and penalties on tax liabilities. Fixed charges include interest, whether expensed or capitalized, and that portion of rental expense deemed representative of the interest factor. Ratios reflect the first quarter 2014 adoption of ASU 2014-01 related to the accounting for affordable housing projects that qualify for the low-income housing tax credit.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, Comerica's authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without value. The following briefly summarizes the material terms of Comerica's common stock and outstanding preferred stock. You should read the more detailed provisions of Comerica's certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.
Common Stock
As of November 12, 2015, Comerica had outstanding 176,361,576 shares of its common stock and two series of warrants, which we refer to as the Comerica Warrants and the Sterling Warrants, to purchase 8,226,371 shares and 294,869 shares, respectively, of Comerica’s common stock. The Comerica Warrants were issued on November 14, 2008, have 10-year terms and are immediately exercisable, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $29.40 per share of common stock. The Sterling Warrants were issued on December 12, 2008, have 10-year terms and are immediately exercisable, with an effective exercise price, subject to certain anti-dilution and other adjustments, equal to $30.36 per share of common stock. In addition, as of November 12, 2015, approximately 13,064,669 shares of Comerica common stock were reserved for issuance upon conversion or exercise of outstanding stock options and restricted stock unit awards and payment of deferred compensation benefits.
Subject to applicable regulatory requirements, holders of Comerica common stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Holders of Comerica common stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica. Comerica pays dividends on Comerica common stock only if it has paid or provided for all dividends on the outstanding series of Comerica preferred stock, and any other class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Comerica preferred stock, all prior periods.
Comerica preferred stock has, or upon issuance will have, preference over Comerica common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Comerica. Comerica preferred stock also has such other preferences as may be fixed by the Comerica board of directors.
Holders of Comerica common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Comerica preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “—Preferred Stock.” Shares of Comerica common stock are not redeemable and have no subscription, conversion or preemptive rights.
Comerica common stock is listed on the New York Stock Exchange under the symbol “CMA.” The outstanding shares of Comerica common stock are, and any shares to be issued pursuant to a prospectus supplement will be, validly issued, fully paid and non-assessable.
The Transfer Agent and Registrar for Comerica common stock is Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164-0854.
Delaware General Corporation Law section 203 prohibits a Delaware corporation from engaging in a “business combination” (as defined in the Delaware General Corporation Law) with a person owning 15% or more of a corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions. Comerica has not opted out of § 203 and is therefore governed by the default terms of this provision of the Delaware General Corporation Law.

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.
Preferred Stock
The following briefly summarizes the material terms of Comerica's preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Comerica's certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference as an exhibit to the Registration Statement. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the Registration Statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
Under Comerica's certificate of incorporation, the board of directors of Comerica is authorized to issue up 10,000,000 shares of preferred stock in one or more series. As of the date of this prospectus, Comerica has no outstanding shares of preferred stock. Comerica's Board of Directors is expressly authorized to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.
Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Comerica” includes any duly authorized committee.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.
Under existing interpretations of the Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities,” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Comerica in accordance with the Bank Holding Company Act. In addition, at such time:

•
any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company of 1956 to acquire or retain 5% or more of the preferred stock; and

•
any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.
The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
Subject to applicable regulatory requirements, holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.
Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica's common stock.

Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.
Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.
Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit to the Registration Statement. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.
General
Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.
The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.
Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture (the “senior indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., dated as of May 23, 2014, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The subordinated debt securities will be issued under an indenture (the “subordinated indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., as successor trustee, dated as of May 1, 2003, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures and the debt securities. The indentures are substantially identical, except for the covenants of and provisions relating to subordination.
General
The indentures do not limit the aggregate principal amount of debt securities which Comerica may issue and provide that Comerica may issue debt securities under the indentures from time to time in one or more series. Comerica may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture. The indentures do not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which Comerica or its subsidiaries may issue.
Unless otherwise provided in a prospectus supplement, the senior debt securities will be Comerica's unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be Comerica's unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of Comerica's senior indebtedness, which term includes senior debt securities, as described below under ‘‘—Subordination.'' In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under ‘‘—Subordination.''
Because Comerica is a holding company, its rights and the rights of its creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Comerica is a creditor of the subsidiary. The right of Comerica's creditors, including holders of debt securities, to participate in the distribution of stock owned by Comerica in some of its subsidiaries, including its banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.
Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•
the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•
the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•
whether any of the debt securities are to be redeemable at Comerica's option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•
whether Comerica will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder's option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which any debt securities will be issuable;

•
whether the debt securities will be convertible into Comerica common or preferred stock and/or exchangeable for other securities, whether or not issued by Comerica and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•
if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•
whether the principal of, any premium or interest on the debt securities will be payable, at Comerica's or the holder's election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•
in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Comerica in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•
any deletions from, modifications of or additions to the events of default or covenants of Comerica, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under ‘‘—Discharge, Defeasance and Covenant Defeasance'' will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.
Unless otherwise set forth in the applicable prospectus supplement, Comerica will only issue the debt securities in fully registered form without coupons.
Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.
Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. Comerica may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Comerica or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Comerica for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Comerica may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Comerica is not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Conversion and Exchange
The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at Comerica's or the holder's option, property or cash, common stock, preferred stock or other securities, whether or not issued by Comerica, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Global Securities
The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Subordination
Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Comerica for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.
The subordinated debt indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that Comerica may incur. “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1)	all obligations of ours for the repayment of borrowed or purchased money,

(2)	all obligations of ours for the deferred purchase price of property,

(3)	all of our capital lease obligations, and

(4)	all obligations of the type referred to in clauses (1) through (3) of other persons that Comerica has guaranteed or that is otherwise Comerica’s legal liability;
but Senior Indebtedness does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.
“Other Financial Obligations” means all obligations of Comerica to make payment pursuant to the terms of financial instruments, such as:

(1)	securities contracts and foreign currency exchange contracts,

(2)
derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3)	similar financial instruments;
but Other Financial Obligations does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver
An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;

•	failure by Comerica for 60 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.
With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.
With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the subordinated indenture. Accordingly, the trustee under the subordinated indenture and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Comerica. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture occurs, the trustee under the subordinated indenture may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.
In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.
Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.
The indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee indemnity satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.
No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee indemnity reasonably satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.
The indentures require Comerica to file annually with the trustee a written statement of no default, or specifying any default that exists.
Whenever the indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that Comerica specifies to the trustee or, if Comerica fails to specify a date, on a date that the trustee may determine.
Discharge, Defeasance and Covenant Defeasance
Discharge of Indenture. An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•
the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.
Defeasance of a Series of Debt Securities at Any Time. Comerica may also discharge all of its obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance”.
Comerica may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•
Comerica irrevocably deposits with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•
No event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	Comerica delivers to the trustee an opinion of counsel to the effect that:

•
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those beneficial owners' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•
in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance
Each indenture contain provisions permitting Comerica and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;

•	change the currency or currency unit of payment of any debt security;

•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or

•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.
Each indenture also permits Comerica and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence Comerica's merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets
Comerica may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any other corporation, unless either:

•
Comerica is the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indentures binding upon us, and

•	Comerica or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.
There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica, or a sale or conveyance or lease of all or substantially all of its assets. However, Comerica may provide specific protections, such as a put right or increased interest, for particular debt securities, that Comerica would describe in the applicable prospectus supplement.
Governing Law
The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON STOCK OR PREFERRED STOCK
The following summary sets forth the material terms and provisions of the common stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.
General
The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.
The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.
Exercise of Stock Warrants
You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stocks or the preferred stocks, as the case may be, a certificate representing the number of common stocks or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.
Anti-Dilution and Other Provisions
The exercise price payable, the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of Comerica's common stock or preferred stock; and

•	a combination, subdivision or reclassification of Comerica's common stock or preferred stock.
In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, Comerica may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. Comerica may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Comerica will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Comerica's property, Comerica in its entirety or substantially in its entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common stocks or preferred stocks into which your stock warrants were exercisable immediately prior to this event.
No Rights as Shareholders
You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Comerica's directors or any other matter, or to exercise any rights whatsoever as shareholders of Comerica.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.
General
The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.
You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.
Exercise of Debt Warrants
You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement, which may secure the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.
PLAN OF DISTRIBUTION
Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.
Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.
The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.
Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.
As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Comerica Securities, Inc., Comerica’s broker-dealer subsidiary, is a member of FINRA, and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica Securities, Inc. participates will conform with the requirements of FINRA's conflict of interest rules.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica's broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica's broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.
One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.
Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.
ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans) that are subject to Section 4975 of the Code, and entities whose assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S., state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.
Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. The acquisition of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.
Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be acquired, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) or a similar exemption or exception applies to such acquisition, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts,

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers, or

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”).
Unless otherwise provided in connection with a particular offering of securities, any purchaser or transferee of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its acquisition of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not acquiring such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)
its acquisition, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the Service Provider Exemption; or

(c)
it is a governmental plan (as defined in section 3(32) of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its acquisition, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the acquisition of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.
The sale of any securities to any plan is in no respect a representation by Comerica or any of its affiliates or representatives that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by plans generally or any particular plan. Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.
LEGAL MATTERS
The validity of these securities has been passed upon for Comerica by Mayer Brown LLP, Chicago, Illinois. In connection with particular offerings of the securities in the future, the validity of the securities may be passed upon for Comerica by one of Comerica’s lawyers or other counsel to Comerica named in the applicable prospectus supplement and for underwriters, agents or dealers by Mayer Brown LLP, Chicago, Illinois. From time to time, Mayer Brown LLP has represented Comerica on various matters and may do so in the future.
EXPERTS
The consolidated financial statements of Comerica Incorporated incorporated by reference in Comerica Incorporated’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Comerica Incorporated’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Comerica files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Comerica files in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents Comerica files under the Exchange Act is 001-10706. The reports and other information Comerica files with the SEC also are available at Comerica’s website, www.comerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus. Comerica's SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.
Comerica is allowed to “incorporate by reference” the information Comerica files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Comerica files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Comerica incorporates by reference the documents listed below and any future filings made with the SEC (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that Comerica sells all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

•	Current Reports on Form 8-K filed on April 29, 2015, May 4, 2015, July 14, 2015, August 31, 2015 and November 17, 2015; and

•	The description of Comerica's common stock contained in the Registration Statement on Form S-4/A filed on April 5, 2011 (Commission File Number 333-172211).
Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing). You may make a request by writing to the following address or calling the following telephone number:
Investor Relations
Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201
Telephone number: (214) 462-6831

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

SEC Registration Fee		$(1)(2)
Accounting Fees	100,000	(3)
Trustees' Fees and Expenses		(2)
Printing and Engraving Fees	75,000	(3)
Rating Agency Fees		(2)
Blue Sky Fees and Expenses	10,000	(3)
Legal Fees and Expenses	300,000	(3)
Miscellaneous	215,000	(3)
Total	$700,000	(2)(3)

________________________

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

(2)
Because an indeterminate amount of securities are covered by this Registration Statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement

(3)	Estimated
Item 15.        Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Comerica’s certificate of incorporation provides that a director of Comerica shall not be personally liable to Comerica or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.
In general, Comerica’s bylaws provide that Comerica shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Comerica) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Comerica, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica, except that if the director or officer is adjudged to be liable to Comerica, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

Unless prohibited by applicable law or regulation, or otherwise required by Section 18(k) of the Federal Deposit Insurance Act, as amended, the determination of whether indemnification of an officer or director is proper under the circumstances (unless ordered by a court) generally shall be made by independent legal counsel chosen by a majority of Comerica’s disinterested directors (even if such disinterested directors constitute less than a quorum) in a written opinion to the board of directors. However, as required by Section 145(c) of DGCL, Comerica must indemnify a director or officer who was successful in defense of any suit. As permitted by Section 145(e) of DGCL, Comerica’s bylaws provide that Comerica may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.
As permitted by Section 145(g) of DGCL, Comerica’s bylaws provide that Comerica may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Comerica would have the power to indemnify such person against such liability under its bylaws. Comerica maintains such insurance.
Comerica has also entered into indemnification agreements with certain of its directors and officers. In addition to the indemnification provisions described above, the indemnification agreements make mandatory the advancement of expenses upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director is not entitled to indemnity. The indemnification agreements also provide that, to the extent there must be a determination made as to whether a party is entitled to indemnification, such determination will be made by independent legal counsel selected by a majority of disinterested directors, or, for two years following a change of control, by the party claiming indemnification. Further, the indemnification agreements extend the benefits described above to the party’s spouse.
The foregoing is only a general summary of Comerica’s indemnification agreements and certain aspects of Delaware law and Comerica’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Comerica’s indemnification agreements, Section 145 of the DGCL and the certificate of incorporation and the bylaws of Comerica.
Item 16.        Exhibits.
See the Exhibit Index, which is hereby incorporated herein by reference.
Item 17.        Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Comerica Incorporated pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Comerica Incorporated's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Comerica Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on November 19, 2015.

COMERICA INCORPORATED

By:	/s/ Ralph W. Babb, Jr.
Name:	Ralph W. Babb, Jr.
Title:	Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Comerica Incorporated hereby constitute and appoint Jon W. Bilstrom, John D. Buchanan, Nicole V. Gersch and Jennifer S. Perry, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”), and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2015.

Name	Position
/s/ Ralph W. Babb, Jr.	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
Ralph W. Babb, Jr.

/s/ Karen L. Parkhill	Vice Chairman and Chief Financial Officer (Principal Financial Officer)
Karen L. Parkhill

/s/ Muneera S. Carr	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
Muneera S. Carr

/s/ Roger A. Cregg	Director
Roger A. Cregg

/s/ T. Kevin DeNicola	Director
T. Kevin DeNicola

/s/ Jacqueline P. Kane	Director
Jacqueline P. Kane

/s/ Richard G. Lindner	Director
Richard G. Lindner

/s/ Alfred A. Piergallini	Director
Alfred A. Piergallini

/s/ Robert S. Taubman	Director
Robert S. Taubman

/s/ Reginald M. Turner, Jr.	Director
Reginald M. Turner, Jr.

/s/ Nina G. Vaca	Director
Nina G. Vaca

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement relating to common stock *

1.2	Form of Underwriting Agreement relating to preferred stock and depositary shares *

1.3	Form of Underwriting Agreement relating to debt securities *

1.4	Form of Underwriting Agreement relating to warrants *

1.5	Form of Underwriting Agreement relating to stock purchase contracts *

1.6	Form of Underwriting Agreement relating to stock purchase units *

3.1
Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated August 4, 2010 (File No. 1-10706), and incorporated herein by reference)

3.2
Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated herein by reference)

3.3	Amended and Restated Bylaws of Comerica Incorporated (filed as Exhibit 3.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated herein by reference)

3.4
Warrant Agreement, dated May 6, 2010, between the registrant and Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A dated May 7, 2010 (File No. 1-10706), and incorporated herein by reference)

3.5	Form of Warrant (filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A dated May 7, 2010 (File No. 1-10706), and incorporated herein by reference)

3.6
Warrant Agreement, dated as of June 9, 2010, between Comerica Incorporated (as successor to Sterling Bancshares, Inc.) and Wells Fargo Bank, N.A. (as successor to America Stock Transfer & Trust Company, LLC) (filed as Exhibit 4.1 to Sterling Bancshares, Inc.’s Registration Statement on Form 8-A12B filed on June 10, 2010 (File No. 001-34768) and incorporated herein by reference)

3.7
Appointment of Wells Fargo Bank, N.A. as successor Warrant Agent under the Warrant Agreement, dated as of June 9, 2010 (filed as Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and incorporated herein by reference)

3.8	Form of Warrant (filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-4 (File No. 333-172211), and incorporated herein by reference)

4.1
Indenture, dated as of May 23, 2014, between Comerica Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated May 23, 2014, and incorporated herein by reference)

4.2
Subordinated Indenture, dated as of May 1, 2003, between Comerica Incorporated and The Bank of New York Mellon Trust Company, N.A., as successor trustee (filed as Exhibit 4.1 to Comerica's Current Report on Form 8-K dated May 6, 2003 (File No. 1-10706), and incorporated herein by reference)

4.3	Form of Debt Securities *

4.4	Form of Certificate of Designations, Preferences and Rights relating to the preferred stock of Comerica Incorporated *

4.5	Form of Deposit Agreement, including the form of depositary receipt *

4.6	Form of Warrant Agreement *

4.7	Form of Stock Purchase Contract Agreement *

4.8	Form of Stock Purchase Units *

5.1	Opinion of Mayer Brown LLP

12.1	Computations of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this Registration Statement)

25.1
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. as Trustee for the senior debt indenture, dated as of May 23, 2014

25.2
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. as Trustee for the subordinated debt indenture, dated as of May 1, 2003

*	To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein